Exhibit 10.48
REIMBURSEMENT AGREEMENT

THIS REIMBURSEMENT AGREEMENT, dated as of November 10, 2006, is made and entered into by and between Smart Online, Inc., a Delaware corporation (the “Company”) and Atlas Capital SA, a Swiss business organization (“Atlas”).

W I T N E S S E T H:

WHEREAS, pursuant to a Loan Agreement dated as of even date herewith (as the same may be amended pursuant to its terms from time to time, the “Loan Agreement”) between the Company and Wachovia Bank, NA (the “Bank”), the Bank will make a revolving line of credit in a maximum principal amount of $1,300,000 available to the Company (the “Revolving Line”); and

WHEREAS, to induce the Bank to enter into the Loan Agreement and make the Revolving Line available to the Company, and to provide security under the Loan Agreement for the payment of the Revolving Line, the Company has requested that Atlas direct HSBC Private Bank (Suisse) SA, a Swiss business organization (the “Letter of Credit Provider”), to issue an irrevocable, direct-pay letter of credit to the Bank substantially in the form of Exhibit A attached hereto (as the same may be amended from time to time, the “Letter of Credit”); and

WHEREAS, Atlas is willing to direct the Letter of Credit Provider to issue the Letter of Credit, subject to the following terms and conditions.

NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I
DEFINITIONS

Section 1.1 Defined Terms. The following terms when used herein shall have the following respective meanings (unless the context requires otherwise, words in the singular include the plural and words in the plural include the singular):

“Accredited Investor” means an “accredited investor” as defined in Rule 501(a) under the Securities Act, a copy of which definition is attached hereto as Exhibit B.

“Agreement” means this Reimbursement Agreement, as the same may be amended, modified, supplemented or restated from time to time.

“Atlas” has the meaning ascribed thereto in the first paragraph hereof.

“Bank” has the meaning ascribed thereto in the first Recital.

“Business Day” means any day on which The New York Stock Exchange is not closed.

“Company” has the meaning ascribed thereto in the first paragraph hereof.

“Default Rate” means a per annum interest rate of six percent (6%).

“Letter of Credit” has the meaning ascribed thereto in the second Recital.

“Letter of Credit Provider” has the meaning ascribed thereto in the second Recital.

“Loan Agreement” has the meaning ascribed thereto in the first Recital.

“Person” means an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

“Revolving Line” has the meaning ascribed thereto in the first Recital.

“Schedule of Exceptions” has the meaning ascribed thereto in Article III.

“Securities Act” has the meaning ascribed thereto in Section 3.4.

“Shares” has the meaning ascribed thereto in Section 3.1.

ARTICLE II
LETTER OF CREDIT

Section 2.1 Agreement to Issue Letter of Credit.

(a) Atlas shall direct the Letter of Credit Provider to issue the Letter of Credit on the date of this Agreement. The Letter of Credit shall be issued in an amount equal to $1,300,000. The term of the Letter of Credit shall end one year from the date of the issuance of the Letter of Credit.

(b) So long as there is no continuing default on the date of the expiration of the Letter of Credit described in Section 2.1(a), Atlas shall direct the Letter of Credit Provider to issue a replacement Letter of Credit for an equal amount for a term of one year from the date of the issuance thereof.

Section 2.2 Reimbursement of Drawings under Letter of Credit.

(a) The Company hereby agrees to pay to Atlas within thirty (30) Business Days following the Business Day any amount is drawn and paid under any Letter of Credit a sum equal to the amount so drawn together with interest at half of the Default Rate.

(b) If the Company fails to pay to Atlas any amount when due under subsection (a) above, interest shall accrue on any and all such amounts at the Default Rate (in the case of interest on interest, to the maximum extent permitted by law), commencing the day after such amounts first became due until payment in full, and the Company hereby agrees to pay such accrued interest to Atlas upon demand. All interest hereunder shall be computed on the basis of the actual number of days elapsed over a 360-day year and shall include the first day but exclude the last day of the relevant period.

(c) The Company may pay any principal or interest amount due under this Section 2.2 in U.S. Dollars or in common stock of the Company. In the event the Company elects to pay in common stock of the Company, such stock shall be deemed to be valued at $2.50 per share.

Section 2.3 Letter of Credit Fee. The Company hereby agrees to pay to Atlas on the date of issuance of any Letter of Credit a commitment fee in an amount equal to the product of one tenth of one percent and the amount of the Letter of Credit.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Subject to the exceptions and qualifications set forth on the Schedule of Exceptions attached hereto and incorporated by reference herein (the “Schedule of Exceptions”), the Company hereby represents and warrants to Atlas as follows:

Section 3.1 Organization and Good Standing; Power and Authority; Qualifications. The Company (i) is a corporation duly organized, validly existing and in good standing under the laws of Delaware and (ii) has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as presently conducted and as proposed to be conducted. The Company has all requisite legal and corporate power to execute and deliver this Agreement and to issue the shares of capital stock that may be issuable hereunder (collectively, the “Shares”), and to carry out and perform its other obligations under the terms of the Agreement. The Company is qualified to transact business as a foreign corporation in, and is in good standing under the laws of, all of the jurisdictions wherein the character of the property owned or leased or the nature of the activities conducted by it makes such qualification necessary, except jurisdictions in which the failure to be so qualified would not have a material adverse effect on the condition (financial or otherwise), results of operations, business, assets or prospects of the Company.

Section 3.2 Authorization. All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement, the performance of all obligations of the Company hereunder and thereunder and the authorization, issuance and delivery of the Shares has been taken or will be taken, and the Agreement, when executed and delivered by the Company, shall constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and other laws of general application affecting enforcement of creditors’ rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies. The Shares will not be subject to any preemptive rights or rights of first refusal that have not been properly waived or complied with.

Section 3.3 Capitalization. The Shares which may be issued pursuant to Section 2.2(c) above shall be duly authorized, fully paid and are nonassessable and have been issued in compliance with all applicable federal, foreign, and state securities laws at the time of the issuance.

Section 3.4 Consents. Except as set forth on the Schedule of Exceptions, no permit, consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any Person on the part of the Company is required in connection with the Company’s valid execution, delivery or performance of this Agreement, the consummation of the transactions contemplated by this Agreement or the offer, sale or issuance of the Shares except for filings pursuant to applicable state securities laws and Regulation D of the Securities Act of 1933, as amended (the “Securities Act”), which will be timely filed within the applicable periods therefor.

Section 3.5 Financial Statements. The Company’s financial statements, including the Shares thereto, contained in the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2006 have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods covered thereby, except as otherwise noted therein, and fairly present the consolidated financial condition and results of operations of the Company and its consolidated subsidiaries, on the bases therein stated, as of the respective dates thereof, and for the respective periods covered thereby and include, in the case of unaudited financial statements, all material adjustments and accruals consistent with those included in the audited financial statements.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF ATLAS

Atlas represents and warrants to the Company as of the date hereof as follows:

Section 4.1 Authorization. Atlas has the full legal right, power, capacity and authority to enter into this Agreement and the transactions contemplated hereby and to perform its obligations pursuant to the terms of this Agreement. This Agreement constitutes Atlas’s valid and legally binding obligation, enforceable in accordance with its terms, except as limited by (i) applicable bankruptcy, insolvency, receivership, reorganization, moratorium, fraudulent conveyance and other laws of general application affecting enforcement of creditors’ rights generally, and (ii) general principles of equity, the application of which may deny Atlas the right to specific performance, injunctive relief or other equitable remedies.

Section 4.2 Public Information. Atlas has carefully reviewed all current public information regarding the Company, including financial information and risk factors, and fully understands the risks associated with investment in the Company.

Section 4.3 Sophistication; Not Formed for the Specific Purpose of Acquisition; Acknowledgement of Risks. Atlas is experienced in evaluating and investing in private placement transactions of securities of technology companies such as the Company, acknowledges that it is able to fend for itself, can bear the economic risk of its investment, has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of this Agreement and an investment in the Shares, and is prepared to hold the Shares for an indefinite period of time. Atlas also represents it has not been organized for the purpose of acquiring the Shares. Atlas recognizes that its purchase of the Shares involves substantial risks, and has taken full cognizance of and understands such risks. Atlas also acknowledges and is aware that the Shares are a speculative investment involving a high risk of loss by it of its entire investment.

Section 4.4 Accredited Investor. Atlas is an Accredited Investor.

Section 4.5 Purchase Entirely for Own Account. Atlas is acquiring the Shares for its own account, for investment and not with a view to, or for resale in connection with, any distribution thereof within the meaning of the Securities Act. Atlas has no present intention of selling, transferring or distributing the Shares. Atlas does not have any contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participation to such Person or to any third party with respect to the Shares other than as set forth in this Agreement. Atlas understands that the Shares being transferred to it under this Agreement have not been registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act, which depend upon, among other things, the bona fide nature of the investment intent as expressed herein.

Section 4.6 No Registration under the Securities Act. Atlas understands that the Shares are not registered under the Securities Act on the grounds that the sale provided for in this Agreement and the issuance of the Shares hereunder is being made in reliance upon an exemption from the registration requirements of the Securities Act pursuant to Section 4 thereof and that the Company’s reliance on such exemption is predicated on Atlas’s representations as set forth in this Agreement.

Section 4.7 Restricted Securities. Atlas acknowledges that the Shares have not been registered under the Securities Act and that the Shares may not be sold, assigned, pledged, hypothecated or transferred, unless there exists an effective registration statement therefor under the Securities Act and all applicable state securities laws or the Company has received an opinion of counsel, reasonably acceptable to counsel for the Company, or other reasonable assurances, that such sale, assignment, pledge, hypothecation or transfer is exempt from registration. Atlas understands that in the absence of an effective registration statement covering the Shares, an exemption from the Securities Act and all applicable state securities laws, the Shares must be held indefinitely. In particular, Atlas is aware that the Shares may not be sold pursuant to Rule 144 promulgated under the Securities Act unless all conditions of Rule 144 are met. Among the conditions for use of Rule 144 may be the availability of current and adequate information to the public about the Company. Notwithstanding the foregoing, no opinion of counsel shall be required by the Company in connection with the transfer of the Shares to an entity that is a direct or indirect wholly-owned subsidiary of Atlas.

Section 4.8 Legends. Atlas understands that the Shares and any securities issued in respect of or exchange for the Shares, shall, in addition to any legends required elsewhere, bear the following legends:

(a) THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY STATE SECURITIES LAW AND MAY NOT BE SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR TRANSFERRED UNLESS THERE EXISTS AN EFFECTIVE REGISTRATION STATEMENT THEREFOR UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ALL APPLICABLE STATE SECURITIES LAWS OR THE ISSUER HEREOF HAS RECEIVED AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO COUNSEL OF THE ISSUER, THAT SUCH SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR TRANSFER IS EXEMPT FROM REGISTRATION.

(b) Any legend required by any applicable state securities law or by any other agreement to which the holder of the certificate is a party or by which the holder of the certificate thereof is bound.

Section 4.9 Disclosure of Information. Atlas has received all information that it considers necessary or appropriate for deciding whether to enter this Agreement and purchase the Shares. Atlas has had an opportunity to ask questions and receive answers from the Company’s management regarding the Shares and the business, properties, prospects and financial conditions of the Company and to obtain additional information from the Company (to the extent that the Company possessed such information or could acquire it without reasonable effort or expense) necessary to verify the accuracy of any information furnished to Atlas or to which Atlas had access.

ARTICLE V
MISCELLANEOUS

Section 5.1  Notices. All demands, notices, approvals, consents, requests and other communications hereunder shall be in writing and shall be deemed to have been given when the writing is delivered, if given or delivered by hand, overnight delivery service or facsimile transmitter (with confirmed receipt), or three (3) Business Days after being mailed, if mailed by first class, registered or certified mail, postage prepaid, to the address or telecopy number set forth below:

If to the Company:	Smart Online, Inc.
2530 Meridian Parkway, 2nd Floor
Durham, North Carolina 27713
Attention: Dennis Michael Nouri
Fax No.: (919) 765-5020

with a copy to counsel:	Smith, Anderson, Blount, Dorsett,
Mitchell & Jernigan, L.L.P.
P. O. Box 2611
Raleigh, North Carolina 27602-2611
Attention: Margaret Rosenfeld, Esq.
Fax No.: (919) 821-6800

If to the Atlas:	Atlas Capital SA
116 Rue Du Rhone
Geneva, Switzerland CH-1204
Attention: Avy Lugassy
Fax No.: +011 41 2278 65855

The Company or Atlas may, by notice given hereunder, designate any further or different addresses or telecopy numbers to which subsequent demands, notices, approvals, consents, requests or other communications shall be sent or Persons to whose attention the same shall be directed.

Section 5.2 Controlling Law. This Agreement has been executed, delivered and accepted at, and shall be deemed to have been made in, the State of Delaware and shall be interpreted in accordance with the internal laws (as opposed to conflicts of laws provisions) of the State of Delaware, without regard to principles of conflicts of laws.

Section 5.3 Assignment. Without the prior written consent of the other party, neither party may sell, assign or transfer this Agreement or any portion hereof, including without limitation, either party’s rights, title, interests, remedies, powers and duties hereunder or thereunder.

Section 5.4 Amendment. This Agreement can be amended or modified only by an instrument in writing signed by the Company and Atlas.

Section 5.5  Severability. In the event that any provision of this Agreement shall be determined to be invalid or unenforceable by any court of competent jurisdiction, such determination shall not invalidate or render unenforceable any other provision hereof.

Section 5.6 Entire Agreement. This Agreement constitutes the entire agreement and understanding between the parties hereto and supersedes all prior agreements and understandings of such parties, verbal or written, relating to the subject matter hereof. This Agreement represents the final agreement between the parties and may not be contradicted by prior, contemporaneous or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties.

Section 5.7 Counterparts. This Agreement may be executed in several counterparts, each of which shall be an original and all of which together shall constitute but one and the same instrument.

[Signature Page Follows]

[Signature Page to the Reimbursement Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first above written.

SMART ONLINE, INC.

By:	/s/ Michael Nouri
Michael Nouri
President and Chief Executive Officer

ATLAS CAPITAL SA

By:	/s/ Avy Lugassy
Name:
Title: